                                                                     Exhibit 4.2

                             FISCAL AGENCY AGREEMENT

                                     between

                                RAM HOLDINGS LTD.
                                       and

                              THE BANK OF NEW YORK,
                                 as Fiscal Agent

                           dated as of March 26, 2004

                                    regarding

                $40,000,000 6.875% Senior Notes due April 1, 2024

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS......................................................    1

SECTION 1.1.     Definitions...............................................    1
SECTION 1.2.     Rules of Construction.....................................    9

ARTICLE II THE NOTES.......................................................    9

SECTION 2.1.     Form......................................................    9
SECTION 2.2.     Execution and Authentication..............................   10
SECTION 2.3.     Registrar, Paying Agent, Depository and Custodian.........   10
SECTION 2.4.     Payment on Notes..........................................   11
SECTION 2.5.     Noteholder Lists..........................................   12
SECTION 2.6.     Replacement Notes.........................................   12
SECTION 2.7.     Outstanding Notes.........................................   12
SECTION 2.8.     Treasury Notes............................................   13
SECTION 2.9.     Cancellation..............................................   13
SECTION 2.10.    Person Deemed Owner.......................................   13
SECTION 2.11.    CUSIP Numbers.............................................   13
SECTION 2.12.    Payments Free and Clear of Taxes..........................   14

ARTICLE III TRANSFER, EXCHANGE AND REDEMPTION; TRANSFER RESTRICTIONS.......   15

SECTION 3.1.     Transfer and Exchange.....................................   15
SECTION 3.2.     Optional Redemption.......................................   20
SECTION 3.3.     ERISA Restrictions........................................   22

ARTICLE IV COVENANTS.......................................................   23

SECTION 4.1.     Payment of Principal and Interest.........................   23
SECTION 4.2.     Rule 144A and Other Information...........................   23
SECTION 4.3.     Limitation on Liens.......................................   23

ARTICLE V EVENTS OF DEFAULT................................................   23

ARTICLE VI REMEDIES........................................................   25

SECTION 6.1.     Acceleration..............................................   25
SECTION 6.2.     Other Remedies............................................   25
SECTION 6.3.     Rescission................................................   25
SECTION 6.4.     No Waivers or Election of Remedies, Expenses, Etc.........   26

ARTICLE VII FISCAL AGENT...................................................   26

SECTION 7.1.     Duties of Fiscal Agent....................................   26
SECTION 7.2.     Rights of Fiscal Agent....................................   26
SECTION 7.3.     Individual Rights of Fiscal Agent.........................   28
SECTION 7.4.     Fiscal Agent's Disclaimer.................................   28
SECTION 7.5.     Compensation and Indemnity................................   28

SECTION 7.6.     Replacement of Fiscal Agent...............................   29
SECTION 7.7.     Successor Fiscal Agent, Agent by Merger, Etc..............   29
SECTION 7.8.     Eligibility...............................................   30

ARTICLE VIII AMENDMENTS, SUPPLEMENTS AND WAIVERS...........................   30

SECTION 8.1.     Without Consent of Noteholders............................   30
SECTION 8.2.     With Consent of Noteholders...............................   30
SECTION 8.3.     Revocation and Effect of Consents.........................   31
SECTION 8.4.     Notation on or Exchange of Notes..........................   32
SECTION 8.5.     Fiscal Agent to Sign Amendments Etc.......................   32

ARTICLE IX MEETING OF NOTEHOLDERS..........................................   32

SECTION 9.1.     Purposes for Which Meetings May Be Called.................   32
SECTION 9.2.     Call, Notice and Place of Meetings........................   32
SECTION 9.3.     Persons Entitled to Vote at Meetings......................   33
SECTION 9.4.     Quorum....................................................   33
SECTION 9.5.     Action by Written Consent.................................   33
SECTION 9.6.     Determination of Voting Rights; Conduct and Adjournment
                 of Meetings...............................................   33
SECTION 9.7.     Counting Votes and Recording Action of Meetings...........   34

ARTICLE X MISCELLANEOUS....................................................   34

SECTION 10.1.    Notices...................................................   34
SECTION 10.2.    Tax Information...........................................   35
SECTION 10.3.    Governing Law; Jury Trial.................................   35
SECTION 10.4.    No Recourse Against Others................................   36
SECTION 10.5.    Duplicate Originals; Counterparts.........................   36
SECTION 10.6.    Headings and Table of Contents............................   36
SECTION 10.7.    Successor and Assigns.....................................   36
SECTION 10.8.    Separability..............................................   36
SECTION 10.9.    Legal Holidays............................................   36
SECTION 10.10.   Force Majeure.............................................   36

     FISCAL AGENCY AGREEMENT dated as of March 26, 2004, between RAM HOLDINGS LTD., a limited liability company organized under the laws of Bermuda (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Fiscal Agent (together with any permitted successor Fiscal Agent hereunder, the "Fiscal Agent").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's 6.875% unsecured senior notes due 2024 (the "Notes"):

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Definitions.

     In this Agreement, unless the context otherwise requires:

     "Agent" means any Registrar, Paying Agent, Co-Registrar or Custodian.

     "Agreement" means this Agreement, as amended or supplemented from time to time.

     "Authenticating Agent" means the Fiscal Agent, in its capacity as Authenticating Agent.

     "Authorized Officer" means any officer or assistant officer of the Fiscal Agent assigned by the Fiscal Agent to administer the transactions contemplated hereby.

     "Backstop Facility" means a credit agreement or other contractual arrangement which provides (i) for advances thereunder if one or more parties to a Soft Capital Facility shall fail to make an advance under such Soft Capital Facility and (ii) that recourse for the obligations incurred thereunder are limited to the collateral securing such Soft Capital Facility.

     "Beneficial Holder" means each participant in the Depository that holds an interest in a Note, as indicated in the Participant List.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions are authorized or required by law or executive order to close in New York, New York or in Hamilton, Bermuda.

     "Closing Date" means March 26, 2004.

     "Code" means the United States Internal Revenue Code of 1986, as amended from time to time. Any reference to a particular section of the Code shall include any successor Code section.

     "Company Order" means any request, instruction, order or directive signed by an authorized signatory of the Company.

     "Contingent Capital Facility" means a facility which provides a pool of capital which may be drawn upon by the Company or any Subsidiary at its option in connection with the purchase of either Debt or preferred stock issued by the Company or any Subsidiary.

     "Consolidated Net Worth" means the combined shareholders' equity of the Guarantor, the Company and its Subsidiaries as determined in accordance with U.S. GAAP.

     "Co-Registrar" has the meaning set forth in Section 2.3(a).

     "Custodian" has the meaning set forth in Section 2.1(b).

     "Debt" of any Person means, all obligations of such Person for borrowed money (including obligations of such Person evidenced by bonds, debentures, notes or similar instruments).

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means the rate of interest that is 2% per annum above the Stated Rate.

     "Definitive Note" has the meaning set forth in Section 2.1(a).

     "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depository with respect to the Global Notes, until a successor shall have been appointed and becomes such pursuant to the applicable provisions of this Agreement, and, thereafter, "Depository" shall mean such successor.

     "DTC" means The Depository Trust Company.

     "Event of Default" has the meaning set forth in Article V.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Existing Credit Agreements" means the Credit Agreement, dated as of May 11, 1999, among RAM Re, various banks and Norddeutsche Landesbank Girozentrale, New York Branch, as Agent, as amended, restated or replaced from time to time.

     "Global Note" has the meaning set forth in Section 2.1(a).

     "Guarantor" means RAM Holdings II Ltd., as guarantor pursuant to the Guaranty.


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

     "Guaranty" means the guaranty by Holdings II in favor of the Holders, dated as of March 26, 2004.

     "Guaranty Event of Default" has the meaning set forth in the Guaranty.

     "Holdings II" means RAM Holdings II Ltd., a limited liability company organized under the laws of Bermuda.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Interest Payment Date" means each April 1st and October 1st, commencing October 1, 2004.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, or on such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) related to such asset.

     "Liquidity Facility" means unsecured lines of credit that provide any Subsidiary with liquidity to pay claims in respect of financial guaranty insurance policies or to meet other operating short-term cash short-falls that may occur in the ordinary course of business.

     "Make-Whole Amount" has the meaning set forth in Section 3.2(a).

     "material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under the Transaction Documents, or (c) the validity or enforceability of the Transaction Documents.

     "Maturity Date" means April 1, 2024.

     "Notes" has the meaning set forth in the second paragraph hereof.

     "Officer" means any of the Chairman, President, Chief Executive Officer, Chief Financial Officer, Managing Director Finance or Senior Vice President of the Company.

     "Officer's Certificate" means a certificate signed by an Officer.

     "Opinion of Counsel" means a written opinion from the general counsel of the Company.


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

     "Outstanding Notes" means, at any given point in time, the Notes outstanding at such time as determined in accordance with Section 2.7.

     "Participant List" means the list furnished by the Depository showing participants that have a beneficial interest in the Notes evidenced by any Global Note held by the Depository and the amount of such interest. If DTC is the Depository, then the Participant List shall be the DTC Security Position Listing Report furnished by DTC showing DTC participants that have a beneficial interest in the Notes evidenced by any Global Note held by DTC and the amount of such interest.

     "Paying Agent" has the meaning set forth in Section 2.3(b).

     "Payment Date" means an Interest Payment Date, Maturity Date or Redemption Date, as the context requires.

     "Permitted Liens" means:

     (i) Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company;

     (ii) Liens to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social welfare legislation), incurred in the ordinary course of business and not in connection with the borrowing of money;

     (iii) easements, rights-of-way, restrictions and similar encumbrances incurred in the ordinary course of business and subleases, leases, and statutory liens of landlords which are not material in amount and do not detract from the value of the properties of the Company or interfere with the ordinary conduct of business of the Company;

     (iv) Liens in respect of property or assets of the Company imposed by law, which are incurred in the ordinary course of business, such as carriers, warehousemen's and mechanics' Liens, Liens on insurance license security deposits and other similar Liens arising in the ordinary course of business and not in connection with borrowing money and (a) which do not in the aggregate materially detract from the value of the properties of the Company, taken as a whole, or (b) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;

     (v) Liens on assets in any trust established for the benefit of reinsurance cedents;


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

     (vi) Liens on cash and securities incurred as part of the management of the investment portfolios of the Company and its Subsidiaries in the ordinary course of business;

     (vii) Liens arising in the ordinary course of business on operating accounts (including any related securities accounts) maintained by the Company or any of its Subsidiaries in the ordinary course of business;

     (viii) Liens incurred pursuant to security arrangements in connection with insurance and reinsurance polices;

     (ix) Attachments, judgments and other similar Liens, provided that the execution or enforcement of such Lien is stayed, contested in good faith and bonded;

     (x)  Liens existing on the Closing Date;

     (xi) Liens securing Debt of the Company or any Subsidiary under the Existing Credit Agreements, any Soft Capital Facility and any Backstop Facility;

     (xii) Liens securing Debt under Contingent Capital Facilities;

     (xiii) Liens securing Liquidity Facilities in an aggregate amount not in excess of the greater of $60,000,000 and 30% of Consolidated Net Worth;

     (xiv) Liens securing other credit facilities entered into by the Company or any of its Subsidiaries from time to time in order solely to provide support for a specified transaction or transactions in which obligations are insured or reinsured by the Company or any of its Subsidiaries under an insurance policy or contract selling or providing protection, provided that such Liens in respect of each such transaction are limited to the interests of the Company or such Subsidiary in connection with such transaction;

     (xv) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property useful and intended to be used in carrying on the business of the Company, including Liens existing on such property at the time of acquisition or construction thereof (or created within 180 days after such acquisition), provided that (a) the Lien shall attach solely to the property acquired, purchased, constructed or improved; (b) at the time of acquisition, construction or improvement of such property, the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Company or a

          Subsidiary, shall not exceed the cost of such acquisition, construction or improvement; and (c) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

     (xvi) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company, or any Lien existing on any property acquired by the Company at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (a) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such acquisition of property, (b) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and (c) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

     (xvii) in addition to the Liens permitted by the preceding subparagraphs
          (i) through (xvi), Liens securing Debt of the Company, provided that the aggregate principal amount of Debt secured by Liens pursuant to this clause shall not exceed the greater of $30,000,000 and 10% of Consolidated Net Worth; and

     (xviii) any extension, renewal or replacement of any Lien permitted by the foregoing, provided, that no additional property (other than a substitution of like property) shall be encumbered thereby unless such additional Lien on such property would have been permitted in connection with the original creation, incurrence or assumption of such Lien.

     "Permitted Corporate Transaction" means the consolidation, amalgamation or merger by the Company with any other Person or the conveyance, transfer or lease by the Company of substantially all of the assets of the Company in a single transaction or series of transactions to any other Person; provided that:

     (i) the successor formed by such consolidation or amalgamation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety (the "Successor Corporation"), shall be a solvent corporation, partnership or trust organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or Bermuda;

     (ii) if the Company is not the Successor Corporation, such Successor Corporation shall have executed and delivered to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; provided, however, to the extent that the Successor Corporation is legally bound under Bermuda law to assume the obligations under this Agreement and the Notes pursuant to an amalgamation, such assumption shall not be required; and

     (iii) immediately after giving effect to such transaction no Default or Event of Default would exist.

     "Permitted Holdings II Transaction" means the consolidation or merger or amalgamation by the Guarantor with any other corporation or the conveyance, transfer or lease by the Guarantor of substantially all assets of the Guarantor, as the case may be, in a single transaction or series of transactions to any other Person; provided that:

     (i) the successor formed by such consolidation or amalgamation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Guarantor as an entirety, as the case may be (the "Successor Guarantor"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or Bermuda;

     (ii) if the Guarantor is not the Successor Guarantor, such Successor Guarantor shall have executed and delivered to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of the Guaranty; provided, however, to the extent that the Successor Guarantor is legally bound under Bermuda law to assume the obligations under the Guaranty pursuant to an amalgamation, such assumption shall not be required; and

     (iii) immediately after giving effect to such transaction no default under the Guaranty or Guaranty Event of Default would exist.

     "Person" means any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or a government or agency or political subdivision thereof.

     "Plan" has the meaning set forth in Section 3.3.

     "Purchase Agreement" has the meaning set forth in Section 2.1(a).

     "Purchaser" means the Purchaser named in the Purchase Agreement.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.


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

     "RAM Re" means RAM Reinsurance Company Ltd., a Subsidiary of the Company.

     "Record Date" means with respect to an Interest Payment Date, the March 15 or September 15 next preceding such Interest Payment Date.

     "Redemption Date" has the meaning set forth in Section 3.2(a).

     "Registrar" has the meaning set forth in Section 2.3(a).

     "Register" means the register of the Notes maintained pursuant to Section 2.3.

     "Responsible Officer" means any named executive officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Restricted Note" means any Note that bears or is required to bear the legend set forth in Section 3.1.

     "Rule 144A" has the meaning set forth in Section 2.1(a).

     "Rule 144A Information" has the meaning set forth in Section 4.2.

     "Securities Act" means the United States Securities Act of 1933, as amended from time to time.

     "Significant Subsidiary" means each Subsidiary of the Company in which (i) the Company has a direct or indirect equity ownership interest in the shares of capital stock of such Subsidiary, and (ii) the Company's direct and indirect equity interests in and advances to such Subsidiary constitute 25% or more of the total assets of the Company and its Subsidiaries on a combined basis.

     "Soft Capital Facility" means credit agreements and other contractual arrangements which (i) are similar to the Existing Credit Agreements, (ii) contractually transfer a portion of the risk of loss under insured obligations from the Company and its Subsidiaries to a third party, and (iii) provide that recourse for any advance made thereunder is limited to the premiums, collateral and proceeds of collateral securing the insured obligations in respect of which such advance shall have been made.

     "Stated Rate" means a rate of interest equal to 6.875% per annum.

     "Subsidiary" means, as to any Person, any corporation, association, or other business entity in which at least a majority of the outstanding voting securities shall be beneficially owned, directly or indirectly, by such Person. The term "Subsidiary" shall mean a Subsidiary of the Company.

     "U.S. GAAP" means those generally accepted accounting principles as in effect from time to time in the United States. U.S. GAAP currently requires that the

Company's financial statements be presented on a combined rather than consolidated basis.

     SECTION 1.2. Rules of Construction. In this Agreement, unless the context otherwise requires:

          (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement and the forms of Note included as exhibits hereto as a whole, and not any particular Article, Section or other subdivision;

          (ii) words in the singular include the plural, and words in the plural include the singular;

          (iii) provisions apply to successive events and transactions; and

          (iv) any reference to a party includes its permitted successors from time to time.

                                   ARTICLE II

                                    THE NOTES

     SECTION 2.1. Form. (a) The Notes are being offered and sold by the Company, pursuant to a Note Purchase Agreement, dated March 23, 2004 (the "Purchase Agreement"), between the Company and the Purchaser, which Notes will be in fully registered form without coupons. The Notes may be represented by registered notes in global form ("Global Notes") or notes in certificated form registered in the name of an individual purchaser or its nominee ("Definitive Notes"). The Definitive Notes shall be substantially in the form attached as Exhibit A hereto. The Global Note shall be substantially in the form attached as Exhibit
B. Any applicable legends for the Notes shall be provided in Exhibit A and Exhibit B, as applicable.

     (b) Each Note sold by the Purchaser in an initial resale to a QIB in reliance on Rule 144A ("Rule 144A") under the Securities Act shall be represented by one or more permanent Global Notes, with such legends applicable to such form of Note as are applicable to Global Notes included thereon. Each such Global Note shall be deposited with a Person (which may be the Fiscal Agent) appointed by the Company to act as custodian for the Depository (the "Custodian") and registered in the name of the Depository or nominee thereof.

     (c) Each Global Note shall represent such of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may, from time to time, be increased or reduced to reflect transfers or exchanges. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Fiscal Agent or the Custodian, at the direction of the Fiscal Agent, in such manner and upon instructions given by the Holder thereof. Payment of any interest on any Global Note shall be made to the Holder thereof as of the close of business on the relevant Record Date.

     (d) The Notes may have notations, legends or endorsements required by law, securities exchange rule or usage. Each Note shall be dated the date of its authentication.

     (e) The Notes shall be issuable in minimum denominations of $100,000 and any amount in excess thereof that is an integral multiple of $1,000.

     SECTION 2.2. Execution and Authentication. (a) Any two Officers shall sign the Notes on behalf of the Company by manual or facsimile signature.

     (b) If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     (c) A Note shall not be valid until authenticated by the manual signature of an Authorized Officer of the Fiscal Agent. The Fiscal Agent's signature shall be conclusive evidence that the Note has been authenticated under this Agreement.

     (d) The Fiscal Agent shall authenticate the Notes for original issue in the aggregate principal amount of $40,000,000 upon a written order of the Company signed by any two Officers. The aggregate principal amount of Outstanding Notes at any time may not exceed the sum of (i) $40,000,000, and (ii) the principal amount of lost, destroyed or stolen Notes for which replacement Notes are issued pursuant to Section 2.6.

     (e) The Fiscal Agent is hereby appointed as the Authenticating Agent to authenticate Notes. The Authenticating Agent may authenticate Notes whenever the Fiscal Agent may do so, other than upon original issuance or pursuant to Section
2.6. Each reference in this Agreement to authentication by the Fiscal Agent includes authentication by such agent. The Authenticating Agent has the same rights as an Agent to deal with the Company.

     SECTION 2.3. Registrar, Paying Agent, Depository and Custodian. (a) The Company shall appoint itself or another Person to maintain an office or agency where Notes may be presented for registration of transfer or exchange (the Company or such other Person being referred to, in such capacity, as the "Registrar"); provided, however, that the Company shall at all times maintain an office of the Registrar in the Borough of Manhattan, The City of New York. As set forth in Article IV hereof, the Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-Registrars (each, a "Co-Registrar") and may act as Co-Registrar. The Company initially appoints the Fiscal Agent to act as Registrar.

     (b) The Company shall appoint itself or another Person to maintain an office or agency where Notes may be presented for payment (the Company or such other Person being referred to, in such capacity, as the "Paying Agent"). The term "Paying Agent" includes any additional paying agent. The Company initially appoints the Fiscal Agent to act as Paying Agent.


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

     (c) The Company shall appoint one or more other Persons to act as depository (the "Depository") with respect to any Global Notes. The Company initially appoints DTC to act as Depository with respect to the Global Notes. As set forth in Section 3.1(d), the Company may, in certain circumstances, appoint a successor Depository or determine that the Notes issued in the form of Global Notes shall no longer be represented by such Global Notes.

     (d) The Company shall appoint itself or one or more other Persons to act as Custodian with respect to any Global Note. The Company initially appoints the Fiscal Agent to act as Custodian with respect to the Global Notes.

     (e) The Company shall notify the Fiscal Agent of the name and address of the Depository and of any Agent not a party to this Agreement, and shall give the Fiscal Agent at least 30 days' notice prior to changing the Depository or any such Agent.

     SECTION 2.4. Payment on Notes. (a) The Company shall use its best efforts to provide to the Paying Agent, in immediately available funds on or prior to 10:00 a.m., New York time, on each Interest Payment Date or the applicable Maturity Date or Redemption Date, such amount, in U.S. dollars, as is necessary to make such payment as is due, and the Company hereby authorizes and directs the Paying Agent from funds so provided to it to make or cause to be made payment of the principal of and interest on, and Make-Whole Amount with respect to, the Notes in the manner, at the times and for the purposes set forth herein and in the text of the Notes; provided that any payment of interest on the Notes may be made on the Payment Date by check mailed to the Noteholders as of the close of business on the relevant Record Date. Payments of interest on or principal of, and any Make-Whole Amount with respect to, the Notes may be made, in the case of a Noteholder of at least $5,000,000 aggregate principal amount of Notes, by electronic funds transfer providing immediately available funds on the Payment Date to an account maintained by the payee with a bank if such Noteholder so elects by giving written notice to the Paying Agent, not less than 15 days prior to the date on which such payments are scheduled to be made, of such election and of the account to which payment is to be made. Unless such designation is revoked not less than 15 days prior to a Payment Date, any such designation made by such Noteholder with respect to such Notes shall remain in effect with respect to any future payments with respect to the Notes payable to such Noteholder. The Company shall pay any reasonable administrative costs in connection with making any such payments. Any monies held in respect of the Notes remaining unclaimed at the end of two years after such amounts shall have become payable (whether at the Maturity Date, Redemption Date or otherwise) and monies sufficient therefor shall have been duly made available for payment shall, together with any interest made available for payment thereon, be repaid to the Company upon written request and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Company may have to pay principal of and interest on the Notes and any Make-Whole Amount.

     (b) Interest will continue to accrue at (i) the Stated Rate on any unpaid principal, and (ii) to the extent permitted by applicable law, the Default Rate on any payment of interest which is not punctually paid or duly provided for on the applicable Interest Payment Date, in each case to, but not including, the date of actual payment.

     (c) The Company shall require each Paying Agent other than the Fiscal Agent to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Fiscal Agent all money held by the Paying Agent for the payment of principal of or interest on, or the Make-Whole Amount with respect to, the Notes, and will notify the Fiscal Agent of any failure by the Company to make any such payment. Until any such failure has been remedied, the Fiscal Agent may require a Paying Agent to pay all money held by it to the Fiscal Agent. In the event the Company wishes to terminate the Fiscal Agent's appointment as Paying Agent, the Company shall provide 30 days' prior written notice to the Fiscal Agent that the Fiscal Agent's appointment to act as Paying Agent is so terminated and the Fiscal Agent may rely on such notice. The Company at any time may require a Paying Agent to pay all money held by the Paying Agent to the Fiscal Agent. Upon doing so the Paying Agent shall have no further liability for the money so paid.

     SECTION 2.5. Noteholder Lists. The Fiscal Agent shall preserve, in as current a form as is reasonably practicable, a list of names and addresses of Noteholders. If the Fiscal Agent is not the Registrar, the Company shall cause the Registrar to furnish to the Fiscal Agent not less than five Business Days prior to each Interest Payment Date and at such other times as the Fiscal Agent may request in writing a list of the names and addresses of Noteholders in such form and as of such date as the Fiscal Agent may reasonably require.

     SECTION 2.6. Replacement Notes. If any Note shall be mutilated, destroyed, lost or stolen, the Company shall, upon the written request of the Holder of such Note, issue and execute, and the Fiscal Agent shall authenticate and make available for delivery, in replacement thereof, a replacement Note payable to such Noteholder and in the same principal amount as the Note so mutilated, destroyed, lost or stolen. If the Note being replaced has become mutilated, the Noteholder shall surrender such Note to the Fiscal Agent to save harmless the Company and the Fiscal Agent. If the Note has been destroyed, lost or stolen, the Holder of such Note shall furnish to the Company and the Fiscal Agent (i) satisfactory evidence of such Noteholder's ownership of such Note, (ii) satisfactory evidence of the destruction, loss or theft of such Note, and (iii) such security or indemnity as may be required by the Company and the Fiscal Agent to save harmless the Company and the Fiscal Agent. Upon the issuance of a replacement Note pursuant to this Section, the Noteholder requesting such replacement Note shall pay to the Fiscal Agent a sum sufficient to cover any transfer tax or governmental charge payable in connection with the issuance of such replacement Note. Any Note issued pursuant to this Section shall be registered with the Registrar.

     Every replacement Note shall be an obligation of the Company.

     SECTION 2.7. Outstanding Notes. (a) The Notes deemed to be outstanding at any time are only those Notes authenticated by the Fiscal Agent (or an authenticating agent appointed pursuant to Section 2.2) except for those cancelled by the Fiscal Agent, those delivered to the Fiscal Agent for cancellation, those reductions in the interests in a Global Note effected by the Fiscal Agent hereunder, and those described in this Section as not outstanding.

     (b) A Note does not cease to be outstanding because the Company holds the Note.

     (c) If a Note is replaced pursuant to Section 2.6, it ceases to be outstanding unless the Fiscal Agent receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

     (d) Notes are not outstanding which have been called for redemption in accordance with Section 4.2 or which otherwise have become payable at the Maturity Date and, in each case, monies sufficient to pay the principal thereof, any interest thereon and the Make-Whole Amount with respect thereto have been paid.

     SECTION 2.8. Treasury Notes. In determining whether the Noteholders of the required principal amount of Outstanding Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any subsidiary or affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Fiscal Agent shall be protected in relying on any such direction, waiver or consent, only Notes which an Authorized Officer of the Fiscal Agent actually knows are so owned by the Company or any subsidiary or affiliate of the Company shall be so disregarded.

     SECTION 2.9. Cancellation. The Company at any time may deliver Notes to the Fiscal Agent for cancellation. The Registrar and Paying Agent shall promptly forward to the Fiscal Agent any Notes surrendered to them for registration of transfer, exchange or payment. The Fiscal Agent shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Fiscal Agent for cancellation.

     SECTION 2.10. Person Deemed Owner. Prior to due presentment for registration of transfer, the Company, the Fiscal Agent, the Authenticating Agent, if any, and any Agent may treat the Person in whose name a Note is registered on the Registrar's books as the owner of such Note for the purpose of receiving payment of principal of, interest on, and the Make-Whole Amount with respect to, such Note and for all other purposes whatsoever, and neither the Company, the Fiscal Agent, the Authenticating Agent, nor any other Agent shall be affected by notice to the contrary.

     SECTION 2.11. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Fiscal Agent may use "CUSIP" numbers in notices to Noteholders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption. The Company will promptly notify the Fiscal Agent in writing of any change in the CUSIP numbers.

     SECTION 2.12. Payments Free and Clear of Taxes. The Company will make all payments of principal, interest and any other amounts on, or in respect of, the Notes without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which the Company is organized or any other jurisdiction from which or through which a payment is made by the Company (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (a) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein, or (b) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the Company will, subject to certain limitations and exceptions described below, pay to the Noteholder such additional amounts as may be necessary so that every net payment of principal, interest or any other amount made to such Noteholder, after the withholding or deduction, will not be less than the amount provided for in such Note and pursuant to the terms of this Agreement to be then due and payable. The Company will not be required to pay any additional amounts for or on account of:

     (i) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (A) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, or enforcement of claims under such Note,
          (B) presented such Note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such Note could not have been presented for payment elsewhere without incurring taxes, or (C) presented such Note for payment more than 30 days after the date on which the payment in respect of such Note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such Note for payment on any day within that 30-day period;

     (ii) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     (iii) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such Note to comply with any reasonable request by the Company addressed to the holder within 90 days of such request (such request to include any relevant form required to provide the following information or declaration in English) (A) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner, or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

     (iv) any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of ECOFIN Council meetings of 26-27 November 2000 or 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

     (v)  any combination of items (i), (ii), (iii) and (iv).

In addition, the Company will not pay additional amounts with respect to any payment of principal, interest or any other amounts on, any such Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such Note to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of the Note.

                                  ARTICLE III

            TRANSFER, EXCHANGE AND REDEMPTION; TRANSFER RESTRICTIONS

     SECTION 3.1. Transfer and Exchange. (a) When Definitive Notes are presented to the Registrar with a request to register the transfer of such Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for registration of transfer or exchange (A) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Noteholder thereof or its attorney, duly authorized in writing, and (B) in the case of definitive Restricted Notes only, shall be accompanied by the following additional information and documents, as applicable:

               (i) if such definitive Restricted Note is being exchanged, without transfer, a certification from such Noteholder to that effect (in substantially the form of Exhibit C hereto); or

               (ii) if such definitive Restricted Note is being transferred to a QIB in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144(k) under the Securities Act, certifications from the transferor and the transferee to that effect (in substantially the form of Exhibit C hereto).

To permit registrations of transfers and exchanges, the Company shall execute and the Fiscal Agent (or an authenticating agent appointed pursuant to Section 2.2) shall authenticate and make available for delivery definitive Notes at the Registrar's request, and upon written direction of the Company. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with any registration of transfer or exchange. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.

     (b) Except as permitted by this Section 4.1(b), each certificate evidencing the Global Notes and each of the Definitive Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF RAM HOLDINGS LTD. THAT THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO RAM HOLDINGS LTD. OR (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER", AS DEFINED IN RULE 144A (TOGETHER WITH ANY SUCCESSOR PROVISION THERETO, AND AS MAY BE HEREAFTER AMENDED FROM TIME TO TIME, "RULE 144A") UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN A TRANSACTION IN ACCORDANCE WITH RULE 144A, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAW OF THE STATES OF THE UNITED STATES, SUBJECT IN EACH CASE TO ANY REQUIREMENT OF LAWS THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF ANY SUCH ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL. ANY RESALE OR OTHER TRANSFER OF THIS NOTE WHICH IS PROPOSED TO BE MADE PURSUANT TO CLAUSE (B) ABOVE SHALL REQUIRE THAT THE TRANSFEROR AND THE TRANSFEREE COMPLETE THE CERTIFICATE OF TRANSFER APPEARING ON THE REVERSE OF THIS NOTE AND DELIVER SUCH CERTIFICATE OF TRANSFER TO THE FISCAL AGENT UNDER THE FISCAL AGENCY AGREEMENT DATED AS OF MARCH 26, 2004 (THE "FISCAL AGENT").

     BY ITS ACCEPTANCE OF THE NOTES, EACH HOLDER OF THE NOTES SHALL BE DEEMED TO HAVE REPRESENTED TO RAM HOLDINGS LTD. THAT IT IS ITS INTENT AND IT UNDERSTANDS IT IS THE INTENT OF RAM HOLDINGS LTD., FOR PURPOSES OF UNITED STATES FEDERAL, STATE AND LOCAL INCOME TAXES, THAT THE NOTES BE TREATED AS INDEBTEDNESS

OF RAM HOLDINGS LTD., AGREES TO SUCH TREATMENT AND AGREES TO TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT.

     THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE ACT, AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ACCORDANCE WITH THE FISCAL AGENCY AGREEMENT DATED AS OF MARCH 26, 2004, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL CORPORATE TRUST OFFICE OF THE FISCAL AGENT. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A THEREUNDER.

     BY ITS ACCEPTANCE OF THE NOTES, EACH HOLDER OF THE NOTES SHALL BE DEEMED TO HAVE REPRESENTED TO RAM HOLDINGS LTD. THAT SUCH HOLDER IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF PERSONS WHO ARE QUALIFIED INSTITUTIONAL BUYERS.

Upon any request for registration of transfer of a Restricted Note (including any Restricted Notes represented by a Global Note) made subsequent to the date which is two years (or such period as may be required by Rule 144(k) under the Securities Act, or any successor rule or regulation) after the later of (i) the date of original issuance of the Notes, and (ii) the last date on which the Company or an affiliate of the Company within the meaning of Rule 144 under the Securities Act was the Noteholder of such Restricted Note and with respect to which a certification substantially in the form of Exhibit C hereto is furnished by the transferor, (a) in the case of any Definitive Restricted Note, the Registrar shall permit the Noteholder thereof to exchange such Restricted Note for Definitive Notes that do not bear the legend set forth above and such request shall be effective to rescind any restriction on the further transfer of such Note, and (b) any such Restricted Notes represented by a Global Note shall not be subject to any restriction on transfer set forth above; and in each such case, such Notes (whether in definitive or global form) shall no longer constitute "Restricted Notes" for purposes of this Agreement. The Registrar (at the direction of the Company) and the Company shall be entitled (but not obligated) to require such additional certificates, opinions of counsel and information as it may reasonably deem necessary to demonstrate that any sale or other transfer of a Restricted Note is made in compliance with the applicable restrictions set forth above and with applicable securities laws. The Company shall give the Registrar written direction as to the additional information which is necessary to evidence such compliance.

     (c) Notwithstanding any other provisions of this Agreement or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depository or a nominee thereof, provided that a Global Note may be exchanged for Notes registered in the names of any Person designated by the Depository in the event that (i) the Depository has notified the Company that it is unwilling or unable to continue as Depository for such Global Note and the Company has not appointed a successor Depository within 60 days of receiving such notice, or such Depository has ceased to be a "clearing agency" registered under the Exchange Act, (ii) an Event of Default has occurred and is continuing, (iii) the exchange is pursuant to a request made in accordance with
Section 3.1(f), or (iv) the Company, at its sole discretion, determines that the Notes issued in the form of Global Notes shall no longer be represented by such Global Notes. Any Global Note exchanged pursuant to clause (i) or (iv) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (ii) or (iii) above may be exchanged in whole or from time to time in part as directed by the Depository. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note, provided that any such Note so issued that is registered in the name of a Person other than the Depository or a nominee thereof shall not be a Global Note.

     (d) If at any time the Depository for the Notes notifies the Company that it is unwilling or unable to continue as Depository for the Notes, the Company may within 60 days of receiving such notice appoint a successor Depository with respect to the Notes.

     (e) If in accordance with Section 3.1(c), the Notes will no longer be represented by Global Notes, the Company will execute, and the Fiscal Agent, upon receipt of an Officer's Certificate for the authentication and delivery of Definitive Notes by the Company, will authenticate and make available for delivery, Notes in definitive form in an aggregate principal amount equal to the principal amount of the Notes in global form, in exchange for such Notes in global form. If a Definitive Note is issued in exchange for any portion of a Global Note after the close of business at the office or agency where such exchange occurs on any Record Date and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such Definitive Note, but will be payable on such Interest Payment Date only to the Noteholder to whom interest in respect of such portion of such Global Note is payable in accordance with the provisions of this Agreement. Definitive Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Fiscal Agent. Upon execution and authentication, the Fiscal Agent shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

     (f) Any Person having a beneficial interest in Global Notes may upon request exchange its interest in the Global Notes for a Definitive Note at any time by giving at least 60 days' prior written notice to the Fiscal Agent in accordance with the Depository's customary procedures; provided that such notice requirement will not apply in the case of a transfer of a beneficial interest in any Global Note to a transferee required to hold its interest in definitive form. Upon receipt by the Registrar and the Fiscal Agent of (i) written or electronic instructions from the Depository or its nominee on behalf of any Person having a beneficial interest in Global Notes, identifying such Person as a beneficial holder and specifying the amount of such Person's interest, (ii) a written order of such Person requesting issuance of a Definitive Note and containing registration instructions, and (iii) in the case of Restricted Notes only, a certification from such Person in substantially the form of Exhibit C hereto, the Fiscal Agent or the Custodian, at the direction of the Fiscal Agent, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Custodian, the aggregate principal amount of the Global Notes to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officer's Certificate, the Fiscal Agent will authenticate and make available for delivery to such Person, as the case may be, a Definitive Note.

     (g) A Definitive Note may be exchanged by the Noteholder at any time for a beneficial interest in Global Notes or transferred by the Noteholder at any time in accordance with Rule 144A to a QIB or to another Person permitted and wishing to hold the Global Note upon satisfaction of the requirements set forth below. Upon receipt by the Registrar and the Fiscal Agent of a Definitive Note, duly endorsed or accompanied by appropriate instruments of exchange or transfer, as the case may be, in form satisfactory to the Registrar, together with (a) the applicable certification(s), substantially in the form of Exhibit C hereto, that such Definitive Note is either being exchanged for a beneficial interest in Global Notes or being transferred to a QIB in accordance with Rule 144A and (b) written instructions from the Noteholder surrendering such Definitive Note for a beneficial interest in Global Notes or so transferring Notes, directing the Fiscal Agent to make, or to direct the Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, the Fiscal Agent shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Custodian, the aggregate principal amount of Global Notes to be increased accordingly.

     (h) At such time as all interests in a Global Note have either been exchanged for Definitive Notes or cancelled, such Global Note shall be cancelled by the Fiscal Agent in accordance with the standing procedures and instructions existing between the Depository and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Definitive Notes or cancelled, the principal amount of Notes represented by such Global Note shall, in accordance with the standing procedures and instructions existing between the Depository and the Custodian, be reduced and an endorsement shall be made on such Global Note, by the Fiscal Agent or the Custodian, at the direction of the Fiscal Agent, to reflect such reduction.

     (i) Notwithstanding anything in this Agreement to the contrary, (i) all transfers and exchanges of the Notes may be made only in accordance with the procedures set forth in this Agreement (including the restrictions on transfer);
(ii) all Notes, whether issued in definitive or global form, shall be registered as to principal and interest with the Registrar; (iii) the registration of transfer of a Note may be effected only by the surrender of the old Note and either the reissuance by the Company of the old Note to the new Noteholder or the issuance by the Company of a new Note to the new Noteholder; and (iv) the transfer and exchange of a beneficial interest in a Global Note may only be effected through the Depository in accordance with the procedures promulgated by the Depository.

     SECTION 3.2. Optional Redemption. (a) The Notes are subject to optional redemption, in whole or in part, at the option of the Company at any time or from time to time, with at least 45 days' advance notice to the Fiscal Agent and at least 30 days' advance notice to the relevant Noteholder, at a redemption price equal to the sum of (i) accrued interest to the date of the redemption (the "Redemption Date"), (ii) principal and (iii) the Make-Whole Amount (as defined below), if any. The term "Make-Whole Amount" means with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note, over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of the Company's determination of the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means the principal of the Note that is to be prepaid pursuant to a notice provided under this Section 3.2(a).

          "Discounted Value" means, with respect to the Called Principal of a Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of a Note, 0.375% plus the yield to maturity implied by (i) the yield reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX-1" on the Bloomberg Financial Market Screen (or such other display as may replace "PX-1" on the Bloomberg Financial Market Screen) for the 7.500% 11/15/24 U.S. Treasury (CUSIP 912810 ES 3), or (ii) if such yield is not reported as of such time or the yield reported as of such time is not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yield has been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
     H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly on a straight line basis between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of a Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to this Section 3.2(a).

          "Settlement Date" means, with respect to the Called Principal of a Note, the date on which such Called Principal is to be prepaid pursuant to this Section 3.2(a).

     (b) In the case of any partial redemption of Notes, the Notes to be redeemed shall be in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding and selected by the Fiscal Agent not more than 30 days prior to the date of such redemption, from the Outstanding Notes not previously called for redemption, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of registered Notes of a denomination larger than $100,000.

     (c) Notices to redeem Notes shall be given to Noteholders in writing mailed, first-class postage prepaid, to each Holder of registered Notes, or portions thereof, so to be redeemed, at his address as it appears in the Register. Such notice will be given once not less than 30 days and not more than 60 days prior to the date fixed for redemption. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the Noteholders in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Company or by the Fiscal Agent on behalf of and at the instruction of the Company shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular Holder of a Note shall affect the sufficiency of any notice with respect to other Notes. Notices to redeem Notes shall identify the Notes to be redeemed (including CUSIP numbers) and specify the date fixed for redemption, the aggregate principal amount of the Notes to be redeemed on such date, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Notes to be redeemed (or portion thereof in the case of a partial redemption), that interest accrued to the date fixed for redemption (unless the date of redemption is an Interest Payment Date) will be paid as specified in said notice and that on and after said date interest thereon will cease to accrue if the Notes are so redeemed. In addition, in the case of a partial redemption, the Redemption Notice shall specify the Notes called for redemption and the aggregate principal amount of the Notes to remain outstanding after the redemption.

     (d) If notice of redemption has been given in the manner set forth in
Section 3.2(c) hereof, the Notes so to be redeemed shall be payable in full or in part, as applicable, on the date specified in such notice and upon presentation and surrender of the Notes at the place or places specified in such notice, the Notes shall be paid and redeemed by the Company at the places and in the manner and currency herein specified and at the redemption price, together with accrued interest (unless the Redemption Date is an Interest Payment Date) to the Redemption Date. From and after the Redemption Date, if monies for the redemption of Notes called for redemption shall have been made available at the principal office of the Fiscal Agent for redemption on the Redemption Date, the Notes called for redemption shall cease to bear interest, and the only right of the Noteholders with respect to such Notes or portion thereof being redeemed shall be to receive payment of the redemption price together with accrued interest (unless the Redemption Date is an Interest Payment Date) to the Redemption Date as aforesaid. If monies for the redemption of the Notes are not made available for payment until after the Redemption Date, the Notes called for redemption shall not cease to bear interest until such monies have been so made available.

     (e) Any Note which is to be redeemed only in part shall be surrendered with, if the Company or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Fiscal Agent duly executed by, the Noteholder thereof or his attorney duly authorized in writing, and the Company shall execute, and the Fiscal Agent shall authenticate and deliver to the Holder of such Note without service charge, a new registered Note or Notes, of any authorized denomination as requested by such Noteholder, and as permitted by Section 2.1, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

     SECTION 3.3. ERISA Restrictions. No employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the prohibited transaction provisions of the Code, as to which the Company is a party in interest or a disqualified person (each a "Plan"), and no Person acting on behalf of a Plan, may acquire any Note or interest therein, unless such acquisition is exempt under one or more of Prohibited Transaction Exemptions 84-14, 90-1, 91-38, 95-60 or 96-23 (or any amendment thereof) or another applicable exemption from the prohibited transaction provisions under ERISA and the Code. The purchase by any Person of a Note constitutes a representation by such Person to the Company and the Fiscal Agent that such Person either (i) is not a Plan, or (ii) is a Plan, and may acquire such Note under an applicable exemption from the prohibited transactions provisions under ERISA and the Code. The restrictions on purchases of the Notes set forth in this

Section are in addition to those set forth in Section 4.1 hereof and under applicable law. The Fiscal Agent shall have no responsibility nor any liability whatsoever for determining or monitoring compliance with this Section.

                                   ARTICLE IV

                                    COVENANTS

     SECTION 4.1. Payment of Principal and Interest. The Company will duly and punctually pay or cause to be paid the principal of and interest on the Notes in accordance with, and subject to, the terms of such Notes and this Agreement.

     SECTION 4.2. Rule 144A and Other Information. Any time at which the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Noteholder, the Company shall deliver (or the Company shall deliver to the Fiscal Agent who shall deliver) to each such Noteholder or to a prospective purchaser of such Note designated by such Noteholder, a copy of: (i) the audited financial statements of the Company at the end of each fiscal year, (ii) the unaudited financial statements of the Company at the end of each fiscal quarter,
(iii) the statutory-basis financial statements of RAM Re at the end of each fiscal year and fiscal quarter, as prepared in accordance with the standards set forth by the Bermuda Monetary Authority, and (iv) the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act ("Rule 144A Information") to permit compliance with Rule 144A in connection with resales of the Notes.

     SECTION 4.3. Limitation on Liens. The Company and any Significant Subsidiary may not issue, assume, incur or guarantee any indebtedness for borrowed money secured by a lien, directly or indirectly, upon any shares of the voting stock of any Significant Subsidiary which shares are owned by the Company or any Significant Subsidiary without effectively providing that the Notes (and if the Company so elects, any other indebtedness of the Company ranking on a parity with the Notes) shall be secured equally and ratably with, or prior to, any such secured indebtedness so long as such indebtedness remains outstanding. This Section shall not apply to Permitted Liens or to any mortgage, pledge, lien or other encumbrance upon any shares of voting stock of any Person existing at the time such Person becomes a Significant Subsidiary and any extensions, renewals or replacements thereof.

                                   ARTICLE V

                                EVENTS OF DEFAULT

     Events of Default. An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company fails to pay any principal or Make-Whole Amount when due;

          (b) the Company fails to pay interest when due, subject to a five Business Day grace period;

          (c) the Company defaults in the performance or compliance with any other term, covenant or warranty and such default is not remedied within 60 days after the Company receives written notice of such default;

          (d) the Company merges, amalgamates or consolidates with any other Person or transfers or leases substantially all of its assets to any Person, other than in a Permitted Corporate Transaction; provided that the provisions of this clause (d) shall not be applicable to: (i) the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any Subsidiary to the Company or to any other wholly owned Subsidiary of the Company; or (ii) any recapitalization or highly leveraged transaction or a change of control of the Company, unless such transaction or change of control is structured to include a merger or consolidation by the Company or conveyance, transfer or lease of the Company' assets substantially as an entirety;

          (e) a Guaranty Event of Default shall have occurred and be continuing;

          (f) there shall occur an event of default, as defined in any instrument evidencing Debt in excess of the greater of $20,000,000 or 5% of Consolidated Net Worth for money borrowed by the Company or a Significant Subsidiary, if such event of default shall result in the acceleration of such Debt prior to its express maturity unless such Debt is discharged or such acceleration is cured, waived, rescinded or annulled within 10 days after written notice thereof shall have been given by registered or certified mail to the Company by the holders of at least 25% in aggregate principal amount of the Notes which notice shall state that it is a "Notice of Default";

          (g) the Company or any Significant Subsidiary (i) is not generally paying or is unable to pay its debts as they become due, (ii) files or consents to the filing of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency or similar law of any jurisdiction,
     (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, or trustee with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for any of the foregoing; or

          (h) bankruptcy, reorganization, arrangement or insolvency proceedings are instituted against the Company or any Significant Subsidiary which are approved by the court or are not dismissed, discharged or stayed within 90 days or the appointment of a receiver for the Company or any Significant Subsidiary which is not dismissed, discharged or stayed within 90 days.

                                   ARTICLE VI

                                    REMEDIES

     SECTION 6.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Article V (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, any Holder or Holders of more than 50% in aggregate principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (a) or (b) of Article V has occurred and is continuing with respect to any Note, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable.

     (d) Upon any Note's becoming due and payable under this Section 6.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus all accrued and unpaid interest thereon shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

     SECTION 6.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 6.1, the Holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     SECTION 6.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 6.1, the required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on, and all principal of, any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Notes at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Article IX, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 6.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     SECTION 6.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

                                   ARTICLE VII

                                  FISCAL AGENT

     SECTION 7.1. Duties of Fiscal Agent. (a) The Fiscal Agent acts under this Agreement solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with the Noteholders, except that all funds held by the Fiscal Agent for the payment of the Make-Whole Amount with respect to, or principal of or interest on, and any other amounts with respect to, the Notes shall be held in trust but need not be segregated from other funds, except as required by law, and shall be applied as set forth herein and in the Notes. The Fiscal Agent need perform only those duties that are specifically set forth in this Agreement and no others.

     (b) In the absence of gross negligence or willful misconduct on its part, the Fiscal Agent may conclusively rely, as to the truth of the statement and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Fiscal Agent and conforming to the requirements of this Agreement. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Fiscal Agent, the Fiscal Agent shall examine the certificates and opinion to determine whether or not they conform to the requirements of this Agreement, as to form and the subject matter of the content but need not verify the accuracy of the contents thereof.

     (c) The Fiscal Agent shall not be liable for any error of judgment made in good faith by an Authorized Officer, unless it is proven that the Fiscal Agent was negligent in ascertaining the pertinent facts.

     (d) No provisions of this Agreement shall require the Fiscal Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 7.2. Rights of Fiscal Agent. (a) In the absence of negligence or willful misconduct, the Fiscal Agent may conclusively rely and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Fiscal Agent need not investigate any fact or matter stated in the document.

     (b) Before the Fiscal Agent acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel, in either case as is reasonably acceptable to the Fiscal Agent. The Fiscal Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

     (c) The Fiscal Agent shall not be liable for any action it takes or omits to take in good faith without negligence which (i) is taken pursuant to any Company Order addressed and delivered to the Fiscal Agent, or (ii) the Fiscal Agent otherwise believes to be authorized or within its rights or powers.

     (d) The Fiscal Agent may consult with counsel reasonably acceptable to the Fiscal Agent, which may be counsel to the Company, and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith without negligence and in accordance with the advice or opinion of such counsel.

     (e) The Fiscal Agent shall not be bound and shall have no duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company under this Agreement; but the Fiscal Agent may require of the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid.

     (f) The Fiscal Agent shall not be required to give any bond or surety in respect of the execution of its trusts and powers or in respect of this Agreement.

     (g) Money held by the Fiscal Agent hereunder need not be segregated from other funds except to the extent required by law. The Fiscal Agent shall be under no liability to the Company for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

     (h) In no event shall the Fiscal Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Fiscal Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (i) The Fiscal Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Fiscal Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     (j) The rights, privileges, protections, immunities and benefits given to the Fiscal Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Fiscal Agent in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     (k) The Fiscal Agent may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     SECTION 7.3. Individual Rights of Fiscal Agent. The Fiscal Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights the Fiscal Agent would have if it were not Fiscal Agent. Any Agent may do the same with like rights.

     SECTION 7.4. Fiscal Agent's Disclaimer. The Fiscal Agent makes no representation as to the validity or adequacy of this Agreement or the Notes, shall not be accountable for the Company's use of the proceeds from the sale of the Notes or the use or application of any money received by any Paying Agent other than the Fiscal Agent, and shall not be responsible for any statement in the Notes other than the Fiscal Agent's certificate of authentication.

     SECTION 7.5. Compensation and Indemnity. (a) The Company shall from time to time pay to the Fiscal Agent compensation for its services as agreed in writing by the Company from time to time. The Fiscal Agent's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Fiscal Agent, within 45 days after receiving request therefor, for all reasonable out-of-pocket disbursements, fees and expenses incurred by the Fiscal Agent in connection with the performance of its duties under the agreement, including, without limitation, those incurred in connection with the enforcement of any remedy hereunder or the interpretation of any provision hereunder. Such expenses may include the reasonable compensation and out-of-pocket expenses of the Fiscal Agent's agents and counsel.

     (b) The Company shall indemnify the Fiscal Agent for, and hold it harmless against, any and all loss, damage, claims or liability or reasonable expenses, including taxes (other than taxes based on the income of the Fiscal Agent) incurred by it in connection with its accepting appointment or acting as Fiscal Agent, Paying Agent, Authenticating Agent and Registrar under this Agreement. The Fiscal Agent shall promptly notify the Company of any claim for which the Fiscal Agent may seek indemnity, including reasonable costs and expenses of defending itself against any claim for liability arising from the exercise or performance of any of its powers or duties hereunder. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     (c) Notwithstanding any of the foregoing, the Company need not reimburse any expense or indemnify against any loss or liability incurred by the Fiscal Agent in connection with the Fiscal Agent's negligence or willful misconduct.

     (d) The Fiscal Agent shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Fiscal Agent pursuant to this Section 7.5, except with respect to funds held in trust for the benefit of the Noteholders with respect to payments on such Notes.

     (e) The provisions of this Section shall survive the resignation or removal of the Fiscal Agent and the termination of this Agreement.

     SECTION 7.6. Replacement of Fiscal Agent. (a) A resignation or removal of the Fiscal Agent and appointment of a successor Fiscal Agent shall become effective only upon the successor Fiscal Agent's acceptance of appointment as provided in this Section.

     (b) The Fiscal Agent may resign at any time by giving 60 days' prior written notice thereof to the Company. Either the Company or the Holders of a majority in principal amount of the Outstanding Notes may remove the Fiscal Agent at any time by giving written notice thereof (i) to the Fiscal Agent and
(ii) in the case where removal is at the election of the Holders of a majority in principal aggregate amount of the Notes, to the Company.

     (c) If the Fiscal Agent resigns or is removed or if a vacancy exists in the office of Fiscal Agent for any reason, the Company shall promptly appoint a successor Fiscal Agent. Within six months after the successor Fiscal Agent takes office, the Holders of a majority in principal amount of the Outstanding Notes may appoint a successor Fiscal Agent to replace the successor Fiscal Agent appointed by the Company.

     (d) If a successor Fiscal Agent does not take office within 60 days after the retiring Fiscal Agent resigns or is removed, the retiring Fiscal Agent, the Company or the Holders of at least 10% in principal amount of the Outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Fiscal Agent.

     (e) If the Fiscal Agent fails to comply with Section 7.8, any Noteholder or Beneficial Holder may petition any court of competent jurisdiction for the removal of the Fiscal Agent and the appointment of a successor Fiscal Agent.

     (f) A successor Fiscal Agent shall deliver a written acceptance of its appointment to the retiring Fiscal Agent and to the Company. Thereupon, the retiring Fiscal Agent shall transfer all property held by it as Fiscal Agent to the successor Fiscal Agent, the resignation or removal of the retiring Fiscal Agent shall become effective, and the successor Fiscal Agent shall have all the rights, powers and duties of the Fiscal Agent under this Agreement. The successor Fiscal Agent shall mail a notice of its succession to Noteholders.

     SECTION 7.7. Successor Fiscal Agent, Agent by Merger, Etc. If the Fiscal Agent or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its fiscal agency or corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Fiscal Agent or Agent, as the case maybe.

     SECTION 7.8. Eligibility. The Fiscal Agent shall have a combined capital and surplus of at least $100 million as set forth in its most recent annual financial statements.

                                  ARTICLE VIII

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 8.1. Without Consent of Noteholders. Subject to Section 8.2, the Company and the Fiscal Agent may amend, supplement or modify this Agreement or the Notes without the consent of any Noteholder for the purpose of:

          (i) adding to the covenants of the Company for the benefit of the Noteholders; or

          (ii) surrendering any right or power conferred on the Company; or

          (iii) securing the Notes; or

          (iv) evidencing the succession of another entity to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Notes as permitted by this Agreement and the Notes; or

          (v) modifying the restrictions on, and procedures for, resale and other transfers of the Notes to the extent required by any change in applicable law or regulation, or the interpretation thereof, or in the practices relating to the resale or transfer of restricted securities generally; or

          (vi) accommodating the issuance, if any, of the Notes in book-entry or certificated form and matters related thereto that do not adversely affect the interests of any Noteholder in any material respect; or

          (vii) curing any ambiguity or correcting or supplementing any defective provision herein or in the Notes in a manner that does not adversely affect the interests of any Noteholder in any material respect; or

          (viii) effecting any amendment that the Company and the Fiscal Agent may determine is necessary or desirable and which shall not adversely affect the interests of any Noteholder in any material respect.

     SECTION 8.2. With Consent of Noteholders. (a) Except as otherwise provided herein, the Company and the Fiscal Agent may amend, supplement or modify this Agreement or the Notes (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes or (ii) upon the adoption of a resolution, at meetings of Noteholders held pursuant to Article IX at which, in each case, a quorum is present, by the Holders of not less than a majority in principal amount of the Outstanding Notes. In addition, the Holders of a majority in aggregate principal amount of the Outstanding Notes may waive compliance by the Company with any provision of this Agreement or the Notes, either by written consent or by affirmative vote at meetings of Noteholders as described above. Without the written consent or affirmative vote of each Noteholder affected, no amendment, supplement, modification or waiver under this Section may:

          (i) change the Maturity Date of, or the dates for payment of interest on, any Note; or

          (ii) reduce the Make-Whole Amount with respect to, principal amount of, or interest rate on, any Note; or

          (iii) change the place or currency or payment of principal of, interest on, or Make-Whole Amount with respect to, any Note; or

          (iv) change the Company's obligations under Section 4.2 hereof; or

          (v) reduce the percentage in principal amount of Notes the consent of whose Noteholders is required to amend, supplement or modify this Agreement or the Notes or to make, take or give any request, demand, authorization, direction, notice, consent, waiver (including waiver of future compliance or past failure to perform) or other action provided thereby to be made, taken or given; or

          (vi) reduce the percentage of aggregate principal amount of Outstanding Notes that constitutes the quorum at any meeting of Noteholders at which a resolution is adopted.

     (b) It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. The Company may establish, by delivery of an Officer's Certificate to the Fiscal Agent, a record date for determining Noteholders of record entitled to give any consent or waiver.

     (c) After an amendment or supplement under this Section becomes effective, the Fiscal Agent shall mail to Noteholders a notice prepared by the Company briefly describing the amendment or supplement. Any failure of the Fiscal Agent to mail each such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental agreement.

     SECTION 8.3. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a written consent to it by a Noteholder is a continuing consent by the Noteholder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the written consent as to such Note or portion of a Note if an Authorized Officer of the Fiscal Agent receives the written notice or revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. Notwithstanding the foregoing, if a record date has been established for the purpose of determining Noteholders entitled to consent, such written notice of revocation must be signed by the Noteholder of record as of the record date or his duly appointed proxy.

     SECTION 8.4. Notation on or Exchange of Notes. The Fiscal Agent may place an appropriate notation relating to an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue, and the Fiscal Agent shall authenticate, new Notes that reflect the amendment, supplement or waiver.

     SECTION 8.5. Fiscal Agent to Sign Amendments Etc. In executing, or accepting the additional obligations created by, any supplemental agreement permitted by this Article or the modifications thereby of the obligations created by this Agreement, the Fiscal Agent shall be entitled to receive, and (subject to Section 8.1) shall be fully protected in relying upon, an Opinion of Counsel and an Officer's Certificate stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Fiscal Agent shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights of the Fiscal Agent. If the amendment or supplement does adversely affect the Fiscal Agent's rights, the Fiscal Agent may, but need not, sign it.

                                   ARTICLE IX

                             MEETING OF NOTEHOLDERS

     SECTION 9.1. Purposes for Which Meetings May Be Called. A meeting of Noteholders may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be made, given or taken by Noteholders.

     SECTION 9.2. Call, Notice and Place of Meetings. The Company may at any time, and at the written request and direction of the Holders of at least 25% of-the aggregate principal amount of the Outstanding Notes at any time, the Fiscal Agent shall on behalf of such Noteholders, call a meeting of Noteholders for any purpose specified in Section 9.1 hereof. Each such meeting shall be held at such time and at such place in New York, New York or Bermuda as the Company or the Noteholders calling such meeting shall determine. Notice of any such meeting of Noteholders, setting forth the time and the place of such meeting and, in general terms, the action proposed to be taken at such meeting, shall be given by the Company to the Fiscal Agent and the Noteholders, or by the Fiscal Agent (on behalf and at the direction of the Noteholders calling the meeting) to the Company and the Noteholders, not less that 30 nor more than 60 days prior to the date fixed for the meeting. If the Fiscal Agent shall not have given notice of any meeting as directed by the requisite Noteholders within 21 days after receiving such direction, such Noteholders may call a meeting of the Noteholders generally by giving written notice thereof to the Company, the Fiscal Agent and the Noteholders in the manner described above.

     SECTION 9.3. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Noteholders, a Person shall be (i) a Noteholder, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more of the Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Fiscal Agent and its counsel, and any representatives of the Company and its counsel.

     SECTION 9.4. Quorum. At any meeting of the Noteholders, a majority in aggregate principal amount of the Outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Noteholders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.2, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Any action taken at any meeting of Noteholders duly held in accordance with this Section, if taken by the Holders of any aggregate principal amount of the Outstanding Notes required for such action by this Agreement, shall be binding on all the Noteholders whether or not present or represented at the meeting.

     SECTION 9.5. Action by Written Consent. Any action required or permitted to be taken by the Noteholders may be effected by consent in writing by such Noteholders.

     SECTION 9.6. Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any other provisions of this Agreement, the Company may make such reasonable regulations as it may deem advisable for any meeting of Noteholders in regard to proof of the holding of the Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without other proof.

     (b) The Company shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Noteholders, in which case the Noteholders calling the meeting shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.

     (c) At any meeting each Noteholder or proxy therefor shall be entitled to one vote for each $1,000 principal amount of the Notes held or represented by such

Noteholder; provided that no vote shall be cast or counted at any meeting in respect of any Note ruled by the chairman of the meeting to be not outstanding or otherwise not entitled to vote. The chairman of the meeting shall have no right to vote, except as a Noteholder or proxy.

     (d) Any meeting of Noteholders duly called pursuant to Section 9.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting, and such meeting may be held as so adjourned without further notice.

     SECTION 9.7. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Noteholders or their representatives by proxy and the principal amounts and serial numbers, if applicable, of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken at such meeting and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in
Section 9.2 and, if applicable, Section 10.4 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to each of the Company and the Fiscal Agent, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be presumptive evidence of the matters therein stated.

                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.1. Notices. (a) Any notice or communication to the Company or the Fiscal Agent by the other shall be duly given if in writing and delivered in person or mailed by first class mail addressed as follows:

     If to the Company:

          RAM Holdings Ltd.
          RAM Re House
          46 Reid Street
          Hamilton HM 12
          Bermuda

          Attention: Chief Financial Officer
          Telephone: 441-296-6501
          Facsimile: 441-296-6509

          Copy to:   General Counsel

     If to the Fiscal Agent:

          The Bank of New York
          101 Barclay Street, Floor 8 West
          New York, New York 10286

          Attention: Corporate Trust Administration
          Telephone: 212-815-5498
          Facsimile: 212-815-5074

     (b) The Company or the Fiscal Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

     (c) Any notice or communication to a Noteholder shall be mailed by first-class mail to its address as shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Fiscal Agent and each Agent at the same time.

     (d) If a notice or communication is mailed in the manner provided above within the time prescribed it is duly given, whether or not the addressee receives it.

     SECTION 10.2. Tax Information. The Fiscal Agent will comply with all withholding requirements under United States federal law. The Fiscal Agent will request, and each Noteholder will provide to the Fiscal Agent, such forms or certificates as are necessary to establish an exemption from withholding with respect to the Noteholder, and any representations and forms as will reasonably be requested by the Fiscal Agent to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Fiscal Agent will file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Noteholder, will remit amounts withheld with respect to the Noteholder to applicable jurisdictions. The Fiscal Agent will furnish or make available, within a reasonable time after the end of each calendar year, to each Noteholder, such information as the Fiscal Agent is required by law to provide to the Noteholders to enable them to prepare their federal income tax returns.

     SECTION 10.3. Governing Law; Jury Trial. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof. The Company and the Fiscal Agent hereby agree that in connection with any legal proceeding arising out of or relating to this Agreement, the Notes or the transaction contemplated hereby, they will enter into discussions to determine in good faith whether a waiver of trial by jury is in their mutual interest.

     SECTION 10.4. No Recourse Against Others. No director, officer, employee, member or policyholder, as such, of the Company shall have any liability for any obligation of the Company under the Notes or this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

     SECTION 10.5. Duplicate Originals; Counterparts. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement. This Agreement may be signed in any number of counterparts, each of which may be signed separately and all of which taken together shall constitute one signed copy.

     SECTION 10.6. Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 10.7. Successor and Assigns. All covenants and agreements in this Agreement by the Company shall bind its successor and assigns, whether so expressed or not.

     SECTION 10.8. Separability. In case any provision of this Agreement or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 10.9. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open either in New York, New York or in Hamilton, Bermuda. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest on the amount payable on such payment date shall accrue for the intervening period.

     SECTION 10.10. Force Majeure. In no event shall the Fiscal Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities or communications services; it being understood that the Fiscal Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                        RAM HOLDINGS LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE BANK OF NEW YORK,
                                        as Fiscal Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                       EXHIBIT A - FORM OF DEFINITIVE NOTE

                                 (FACE OF NOTE)

CUSIP No. 751302 AA 8                                                         $0

                                RAM HOLDINGS LTD.

                          6.875 % SENIOR NOTE DUE 2024

     RAM HOLDINGS LTD., a limited liability company organized under the laws of Bermuda, promises to pay to _______________ or registered assigns, the principal sum of $_______________ on April 1, 2024.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Note shall not be valid until authenticated by the manual signature of the Fiscal Agent (as defined on the reverse hereof) or the Authenticating Agent.

          IN WITNESS WHEREOF, RAM HOLDINGS LTD., has caused this Note to be signed by its duly authorized officers and its corporate seal to be affixed hereto or imprinted hereon.

Dated: March 26, 2004                   RAM HOLDINGS LTD.

Authenticated:


                                        By:
                                            ------------------------------------
THE BANK OF NEW YORK,                   Name:
as Fiscal Agent                               ----------------------------------
                                        Title:
                                               ---------------------------------


By:                                     By:
    ---------------------------------       ------------------------------------
    Authorized Signatory                Name:
                                              ----------------------------------
                                        Title.
                                               ---------------------------------

                                (REVERSE OF NOTE)

                                RAM HOLDINGS LTD.

                          6.875% Note due April 1, 2024

     THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF RAM HOLDINGS LTD. THAT THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO RAM HOLDINGS LTD. OR (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER", AS DEFINED IN RULE 144A (TOGETHER WITH ANY SUCCESSOR PROVISION THERETO, AND AS MAY BE HEREAFTER AMENDED FROM TIME TO TIME, "RULE 144A") UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN A TRANSACTION IN ACCORDANCE WITH RULE 144A, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAW OF THE STATES OF THE UNITED STATES, SUBJECT IN EACH CASE TO ANY REQUIREMENT OF LAWS THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF ANY SUCH ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL. ANY RESALE OR OTHER TRANSFER OF THIS NOTE WHICH IS PROPOSED TO BE MADE PURSUANT TO CLAUSE (B) ABOVE SHALL REQUIRE THAT THE TRANSFEROR AND THE TRANSFEREE COMPLETE THE CERTIFICATE OF TRANSFER APPEARING ON THE REVERSE OF THIS NOTE AND DELIVER SUCH CERTIFICATE OF TRANSFER TO THE FISCAL AGENT UNDER THE FISCAL AGENCY AGREEMENT DATED AS OF MARCH 26, 2004 (THE "FISCAL AGENT").

     BY ITS ACCEPTANCE OF THE NOTES, EACH HOLDER OF THE NOTES SHALL BE DEEMED TO HAVE REPRESENTED TO RAM HOLDINGS LTD. THAT IT IS ITS INTENT AND IT UNDERSTANDS IT IS THE INTENT OF RAM HOLDINGS LTD., FOR PURPOSES OF UNITED STATES FEDERAL, STATE AND LOCAL INCOME TAXES, THAT THE NOTES BE TREATED AS INDEBTEDNESS OF RAM HOLDINGS LTD., AGREES TO SUCH TREATMENT AND AGREES TO TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT.

     THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE ACT, AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ACCORDANCE WITH THE FISCAL AGENCY AGREEMENT DATED AS OF MARCH 26, 2004, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL CORPORATE TRUST OFFICE OF THE FISCAL AGENT. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A THEREUNDER.

     BY ITS ACCEPTANCE OF THE NOTES, EACH HOLDER OF THE NOTES SHALL BE DEEMED TO HAVE REPRESENTED TO RAM HOLDINGS LTD. THAT SUCH

HOLDER IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF PERSONS WHO ARE QUALIFIED INSTITUTIONAL BUYERS.

     1. Interest. RAM HOLDINGS LTD. (the "Company"), a limited liability company organized under the laws of Bermuda, promises to pay interest on the principal amount of this Note at the rate of 6.875% per annum. The Company will pay interest semi-annually on April 1st and October 1st of each year, commencing October 1, 2004, to Holders at the close of business on the relevant record dates specified in Paragraph 2 below. Interest on the Notes will accrue from the most recent Interest Payment Date with respect to which interest has been paid or, if no interest has been paid, from March 26, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. When paying interest on the Notes, the Company will pay, or cause to be paid, interest on the Notes to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the Interest Payment Date. Noteholders must surrender Notes to a Paying Agent to collect payments of principal and the Make-Whole Amount, if any. The Company will pay, or cause to be paid, principal, interest and the Make-Whole Amount in money of the United States that at the time of payment is legal tender for payment of public and private debt. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest on the amount payable on such payment date shall accrue for the intervening period.

     3. Paying Agent; Registrar. Initially, The Bank of New York (the "Fiscal Agent") will act as Paying Agent, Authenticating Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-Registrar by giving notice to the Fiscal Agent. The Company may act as Paying Agent, Registrar or Co-Registrar.

     4. Agreement. The Company issued this Note as one of a duly authorized issue of Notes of the Company designated as its 6.875% Notes due 2024 (the "Notes") under a Fiscal Agency Agreement, dated as of March 26, 2004 (the "Agreement"), between the Company and the Fiscal Agent. The Notes are subject to the terms and conditions hereof and thereof, and Noteholders are referred to the Agreement for a statement of those terms. Unless the context otherwise requires, terms used herein that are defined in the Agreement shall have the respective meanings assigned thereto in the Agreement.

     5. ERISA Restrictions. No employee benefit plan within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the prohibited transaction provisions of the Code, as to which the Company is a party in interest or a disqualified person (each a "Plan"), and no Person acting on behalf of a Plan, may acquire this Note, unless the acquisition of the Note is exempt under one or more of Prohibited Transaction Exemptions 84-14, 90-1 or 91-38, 95-60 or 96-23 (or any amendment thereof) or another applicable exemption from the prohibited transaction provisions under ERISA and the Code. The purchase by any Person of this Note constitutes a representation by such Person to the Company and the Fiscal Agent that such Person either (i) is not a Plan, or (ii) is a Plan, but may acquire such Note under an applicable exemption from the prohibited transaction provisions under ERISA and the Code.

     6. Denominations; Transfer; Exchange. The Notes are in registered form without coupons in minimum denominations of $100,000 and any amount in excess thereof that is an integral multiple of $1,000. Notes may be exchanged as provided in the Agreement. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements, opinions of counsel and transfer documents and to pay any taxes and fees required by law or permitted by the Agreement.

     7. Redemption. (a) The Notes are subject to optional redemption, in whole or in part, at the option of the Company at any time or from time to time, with at least 45 days' advance notice to the Fiscal Agent and at least 30 days' advance notice to the relevant Noteholder, at a redemption price equal to the sum of (i) accrued interest to the date of the redemption (the "Redemption Date"), (ii) principal and (iii) the Make-Whole Amount (as defined in the Agreement), if any.

     (b) In the case of any partial redemption of Notes, the Notes to be redeemed shall be in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding and selected by the Fiscal Agent not more than 30 days prior to the date of such redemption, from the Outstanding Notes not previously called for redemption, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of registered Notes of a denomination larger than $100,000.

     (c) Notices to redeem Notes shall be given to Noteholders in writing mailed, first-class postage prepaid, to each Holder of registered Notes, or portions thereof, so to be redeemed, at his address as it appears in the Register. Such notice will be given once not less than 30 days and not more than 60 days prior to the date fixed for redemption. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the Noteholders in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Company or by the Fiscal Agent on behalf of and at the instruction of the Company shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular Noteholder shall affect the sufficiency of any notice with respect to other Notes. Notices to redeem Notes shall identify the Notes to be redeemed (including CUSIP numbers) and specify the date fixed for redemption, the aggregate principal amount of the Notes to be redeemed on such date, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Notes to be redeemed (or portion thereof in the case of a partial redemption), that interest accrued to the date fixed for redemption (unless the date of redemption is an Interest Payment Date) will be paid as specified in said notice and that on and after said date interest thereon will cease to accrue if the Notes are so redeemed. In addition, in the case of a partial redemption, the Redemption Notice shall specify the Notes called for redemption and the aggregate principal amount of the Notes to remain outstanding after the redemption.

     (d) If notice of redemption has been given in the manner set forth in the Agreement, the Notes so to be redeemed shall be payable in full or in part, as applicable, on the date specified in such notice and upon presentation and surrender of the Notes at the place or places specified in such notice, the Notes shall be paid and redeemed by the Company at the places and in the manner and currency and at the redemption price together with accrued interest (unless the Redemption Date is an Interest Payment Date) to the Redemption Date specified in the Agreement. From and after the Redemption Date, if monies for the redemption of Notes called for redemption shall have been made available at the principal office of the Fiscal Agent for redemption on the Redemption Date, the Notes called for redemption shall cease to bear interest, and the only right of the Holders with respect to such Notes or portion thereof being redeemed shall be to receive payment of the redemption price together with accrued interest (unless the Redemption Date is an Interest Payment Date) to the Redemption Date as aforesaid. If monies for the redemption of the Notes are not made available for payment until after the Redemption Date, the Notes called for redemption shall not cease to bear interest until such monies have been so made available.

     (e) Any Note which is to be redeemed only in part shall be surrendered with, if the Company or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Fiscal Agent duly executed by, the Noteholder thereof or his attorney duly authorized in writing, and the Company shall execute, and the Fiscal Agent shall authenticate and deliver to the Holder of such Note without service charge, a new registered Note or Notes, of any authorized denomination as requested by such Noteholder, and as permitted by Section 2.1 of the Agreement, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

     8. Persons Deemed Owners. The registered Holder may be treated as its owner for all purposes.

     9. Amendment, Supplement, Waiver. Subject to certain exceptions, the Agreement or the Notes may be amended, supplemented or modified, with the consent of the Company and the Holders of a majority in aggregate principal amount of the Outstanding Notes, and any existing default may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes and without the consent of any Noteholder, the Agreement or the Notes may be amended, modified or supplemented inter alia, to cure any ambiguity or correct any defective provision, to evidence the succession of another entity to the Company and provide for assumption of the Company's covenants and obligations under the Agreement and the Notes or to make any change that the Fiscal Agent and the Company determine is necessary or desirable and which shall not adversely affect the interests of any Noteholder in any material respect.

     10. Fiscal Agent Dealings With the Company. The Fiscal Agent under the Agreement, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company and may otherwise deal with the Company as if it were not Fiscal Agent.

     11. No Recourse Against Others. A director, officer, employee or policy owner, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Agreement or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

     12. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     13. Governing Law. The Agreement, the Notes and the obligations of the Company thereunder shall be governed by and construed in accordance with the laws of New York, without regard to the conflicts of laws principles thereof.

     14. Copy of Agreement. The Company will furnish any Noteholder upon written request and without charge a copy of the Agreement. Requests may be made to: RAM Holdings Ltd., PO Box HM 3302, Hamilton HM PX, Bermuda, Attention: General Counsel.

                            ANNEX A - ASSIGNMENT FORM

     To assign this Note fill in the form below:

     We assign and transfer this Note to

________________________________________________________________________________
        (Insert assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

              (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________________________________
agent to transfer this Note on the books of RAM Holdings Ltd. The agent may substitute another to act for him.


Date:                                   Your signature:
      -----------------------                           ------------------------
                                        (Sign exactly as your name appears on
                                        the other side of this Note)


-------------------------------------
Signature Guaranteed:

                         EXHIBIT B - FORM OF GLOBAL NOTE

                                 (FACE OF NOTE)

CUSIP No. 751302 AA 8                                                $40,000,000

                                RAM HOLDINGS LTD.

                           6.875% SENIOR NOTE DUE 2024

     RAM HOLDINGS LTD., a limited liability company organized under the laws of Bermuda, promises to pay to Cede & Co. or registered assigns, the principal sum of $40,000,000 on April 1, 2024.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Note shall not be valid until authenticated by the manual signature of the Fiscal Agent (as defined on the reverse hereof) or the Authenticating Agent.

          IN WITNESS WHEREOF, RAM HOLDINGS LTD. has caused this Note to be signed by its duly authorized officers and its corporate seal to be affixed hereto or imprinted hereon.

Dated: March 26, 2004                    RAM HOLDINGS LTD.

Authenticated:


                                        By:
                                            ------------------------------------
THE BANK OF NEW YORK,                   Name:
                                              ----------------------------------
as Fiscal Agent                         Title:
                                               ---------------------------------

By:                                     By:
    ---------------------------------       ------------------------------------
    Authorized Signatory                Name:
                                              ----------------------------------
                                        Title.
                                               ---------------------------------

                                (REVERSE OF NOTE)

                                RAM HOLDINGS LTD.

                          6.875% Note due April 1, 2024

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITORY, THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK 10041 ("DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY, (II) BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR (III) BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF RAM HOLDINGS LTD. THAT THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO RAM HOLDINGS LTD. OR (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER", AS DEFINED IN RULE 144A (TOGETHER WITH ANY SUCCESSOR PROVISION THERETO, AND AS MAY BE HEREAFTER AMENDED FROM TIME TO TIME, "RULE 144A") UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN A TRANSACTION IN ACCORDANCE WITH RULE 144A, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAW OF THE STATES OF THE UNITED STATES, SUBJECT IN EACH CASE TO ANY REQUIREMENT OF LAWS THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF ANY SUCH ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL. ANY RESALE OR OTHER TRANSFER OF THIS NOTE WHICH IS PROPOSED TO BE MADE PURSUANT TO CLAUSE (B) ABOVE SHALL REQUIRE THAT THE TRANSFEROR AND THE TRANSFEREE COMPLETE THE CERTIFICATE OF TRANSFER APPEARING ON THE REVERSE OF THIS NOTE AND DELIVER SUCH CERTIFICATE OF TRANSFER TO THE FISCAL AGENT UNDER THE FISCAL AGENCY AGREEMENT DATED AS OF MARCH 26, 2004 (THE "FISCAL AGENT").

     BY ITS ACCEPTANCE OF THE NOTES, EACH HOLDER OF THE NOTES SHALL BE DEEMED TO HAVE REPRESENTED TO RAM HOLDINGS LTD. THAT IT IS ITS

INTENT AND IT UNDERSTANDS IT IS THE INTENT OF RAM HOLDINGS LTD., FOR PURPOSES OF UNITED STATES FEDERAL, STATE AND LOCAL INCOME TAXES, THAT THE NOTES BE TREATED AS INDEBTEDNESS OF RAM HOLDINGS LTD., AGREES TO SUCH TREATMENT AND AGREES TO TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT.

     THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE ACT, AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ACCORDANCE WITH THE FISCAL AGENCY AGREEMENT DATED AS OF MARCH 26, 2004, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL CORPORATE TRUST OFFICE OF THE FISCAL AGENT. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A THEREUNDER.

     BY ITS ACCEPTANCE OF THE NOTES, EACH HOLDER OF THE NOTES SHALL BE DEEMED TO HAVE REPRESENTED TO RAM HOLDINGS LTD. THAT SUCH HOLDER IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF PERSONS WHO ARE QUALIFIED INSTITUTIONAL BUYERS.

     1. Interest. RAM HOLDINGS LTD. (the "Company"), a limited liability company organized under the laws of the Bermuda, promises to pay interest on the principal amount of this Note at the rate of 6.875% per annum. The Company will pay interest semi-annually on April 1st and October 1st of each year, commencing October 1, 2004 to Holders at the close of business on the relevant record dates specified in Paragraph 2 below. Interest on the Notes will accrue from the most recent Interest Payment Date with respect to which interest has been paid or, if no interest has been paid, from March 26, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. When paying interest on the Notes, the Company will pay, or cause to be paid, interest on the Notes to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the Interest Payment Date. Noteholders must surrender Notes to a Paying Agent to collect payments of principal and the Make-Whole Amount, if any. The Company will pay, or cause to be paid, principal, interest and the Make-Whole Amount in money of the United States that at the time of payment is legal tender for payment of public and private debt. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest on the amount payable on such payment date shall accrue for the intervening period.

     3. Paying Agent; Registrar. Initially, The Bank of New York (the "Fiscal Agent") will act as Paying Agent, Authenticating Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-Registrar by giving notice to the Fiscal Agent. The Company may act as Paying Agent, Registrar or Co-Registrar.

     4. Agreement. The Company issued this Note as one of a duly authorized issue of Notes of the Company designated as its 6.875% Notes due 2024 (the "Notes") under a Fiscal Agency Agreement, dated as of March 26, 2004 (the "Agreement"), between the Company and the Fiscal Agent. The Notes are subject to the terms and conditions hereof and thereof, and Noteholders are referred to the Agreement for a statement of those terms. Unless the context otherwise requires, terms used herein that are defined in the Agreement shall have the respective meanings assigned thereto in the Agreement.

     5. ERISA Restrictions. No employee benefit plan within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the prohibited transaction provisions of the Code, as to which the Company is a party in interest or a disqualified person (each a "Plan"), and no Person acting on behalf of a Plan, may acquire this Note, unless the acquisition of the Note is exempt under one or more of Prohibited Transaction Exemptions 84-14, 90-1 or 91-38, 95-60 or 96-23 (or any amendment thereof) or another applicable exemption from the prohibited transaction provisions under ERISA and the Code. The purchase by any Person of this Note constitutes a representation by such Person to the Company and the Fiscal Agent that such Person either (i) is not a Plan, or (ii) is a Plan, but may acquire such Note under an applicable exemption from the prohibited transaction provisions under ERISA and the Code.

     6. Denominations; Transfer; Exchange. The Notes are in registered form without coupons in minimum denominations of $100,000 and any amount in excess thereof that is an integral multiple of $1,000. Notes may be exchanged as provided in the Agreement. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements, opinions of counsel and transfer documents and to pay any taxes and fees required by law or permitted by the Agreement.

     7. Redemption. (a) The Notes are subject to optional redemption, in whole or in part, at the option of the Company at any time or from time to time, with at least 45 days' advance notice to the Fiscal Agent and at least 30 days' advance notice, at a redemption price equal to the sum of (i) accrued interest to the date of the redemption (the "Redemption Date"), (ii) principal and (iii) the Make-Whole Amount (as defined in the Agreement), if any.

     (b) In the case of any partial redemption of Notes, the Notes to be redeemed shall be in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding and selected by the Fiscal Agent not more than 30 days prior to the date of such redemption, from the Outstanding Notes not previously called for redemption, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of registered Notes of a denomination larger than $100,000.

     (c) Notices to redeem Notes shall be given to Noteholders in writing mailed, first-class postage prepaid, to each Holder of registered Notes, or portions thereof, so to be redeemed, at his address as it appears in the Register. Such notice will be given once not less than 30 days and not more than 60 days prior to the date fixed for redemption. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the Noteholders in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Company or by the Fiscal Agent on behalf of and at the instruction of the Company shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular Noteholder shall affect the sufficiency of any notice with respect to other Notes. Notices to redeem Notes shall identify the Notes to be redeemed (including CUSIP numbers) and specify the date fixed for redemption, the aggregate principal amount of the Notes to be redeemed on such date, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Notes to be redeemed (or portion thereof in the case of a partial redemption), that interest accrued to the date fixed for redemption (unless the date of redemption is an Interest Payment Date) will be paid as specified in said notice and that on and after said date interest thereon will cease to accrue if the Notes are so redeemed. In addition, in the case of a partial redemption, the Redemption Notice shall specify the Notes called for redemption and the aggregate principal amount of the Notes to remain outstanding after the redemption.

     (d) If notice of redemption has been given in the manner set forth in the Agreement, the Notes so to be redeemed shall be payable in full or in part, as applicable, on the date specified in such notice and upon presentation and surrender of the Notes at the place or places specified in such notice, the Notes shall be paid and redeemed by the Company at the places and in the manner and currency and at the redemption price together with accrued interest (unless the Redemption Date is an Interest Payment Date) to the Redemption Date specified in the Agreement. From and after the Redemption Date, if monies for the redemption of Notes called for redemption shall have been made available at the principal office of the Fiscal Agent for redemption on the Redemption Date, the Notes called for redemption shall cease to bear interest, and the only right of the Holders with respect to such Notes or portion thereof being redeemed shall be to receive payment of the redemption price together with accrued interest (unless the Redemption Date is an Interest Payment Date) to the Redemption Date as aforesaid. If monies for the redemption of the Notes are not made available for payment until after the Redemption Date, the Notes called for redemption shall not cease to bear interest until such monies have been so made available.

     (e) Any Note which is to be redeemed only in part shall be surrendered with, if the Company or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Fiscal Agent duly executed by, the Noteholder thereof or his attorney duly authorized in writing, and the Company shall execute, and the Fiscal Agent shall authenticate and deliver to the Holder of such Note without service charge, a new registered Note or Notes, of any authorized denomination as requested by such Noteholder, and as permitted by Section 2.1 of the Agreement, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

     8. Persons Deemed Owners. The registered Holder may be treated as its owner for all purposes.

     9. Amendment, Supplement, Waiver. Subject to certain exceptions, the Agreement or the Notes may be amended, supplemented or modified, with the consent of the Company and the Holders of a majority in aggregate principal amount of the Outstanding Notes, and any existing default may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes and without the consent of any Noteholder, the Agreement or the Notes may be amended, modified or supplemented inter alia, to cure any ambiguity or correct any defective provision, to evidence the succession of another entity to the Company and provide for assumption of the Company's covenants and obligations under the Agreement and the Notes or to make any change that the Fiscal Agent and the Company determine is necessary or desirable and which shall not adversely affect the interests of any Noteholder in any material respect.

     10. Fiscal Agent Dealings With the Company. The Fiscal Agent under the Agreement, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company and may otherwise deal with the Company as if it were not Fiscal Agent.

     11. No Recourse Against Others. A director, officer, employee or policy owner, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Agreement or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

     12. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     13. Governing Law. The Agreement, the Notes and the obligations of the Company thereunder shall be governed by and construed in accordance with the laws of New York,without regard to the conflicts of laws principles thereof.

     14. Copy of Agreement. The Company will furnish any Noteholder upon written request and without charge a copy of the Agreement. Requests may be made to: RAM Holdings Ltd., PO Box HM 3302, Hamilton HM PX, Bermuda, Attention: General Counsel.

              EXHIBIT C - FORM OF CERTIFICATE TO BE DELIVERED UPON
                  EXCHANGE OR REGISTRATION OF TRANSFER OF NOTE

Re: 6.875% Senior Note due 2024 of RAM Holdings Ltd.

     This Certificate relates to $____________ principal amount of Notes held in *__ book-entry or *__ definitive form by ____________________________ (the
"Transferor").

The Transferor*:

     - has requested the Registrar and the Fiscal Agent by written order deliver in exchange for its beneficial interest in Global Notes held by the Depository a Note or Notes in definitive registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such Global Notes (or the portion thereof indicated above); or

     - has requested the Registrar and the Fiscal Agent by written order cause it, in exchange for its surrendering a Note or Notes in definitive registered form for cancellation, to be recorded as the owner of a beneficial interest in Global Notes of an authorized denomination and an aggregate principal amount equal to its aggregate interest in such definitive Note or Notes (or the portion thereof indicated above); or

     - has requested the Registrar and the Fiscal Agent by written order exchange or register the transfer of a Note or Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify to RAM Holdings Ltd. (the "Company") and the Registrar either:*

     - Such Note is owned by the Transferor and is being exchanged without transfer; or

     In connection with the resale or other transfer of such Note occurring prior to the time the legend originally set forth on such Note (or one or more predecessor Notes) restricting resales and other transfers thereof has been removed with the consent of the Company in accordance with the procedures set forth in the Fiscal Agency Agreement referred to therein (other than a resale or other transfer made to the Company), the undersigned confirms that without utilizing any general solicitation or general advertising:

     - Such Note is being transferred by the undersigned to a "qualified institutional buyer", as defined in Rule 144A under the Securities Act of 1933, as amended, to whom notice has been given that such transfer is being made in reliance on Rule 144A, pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

If the foregoing box is not checked, then, so long as such Note shall bear a legend restricting resales and other transfers thereof (except in the case of a resale or other transfer made to the Company), the Registrar shall not be obligated to register such Note in the name of any person other than the holder thereof unless and until the conditions to any such transfer of registration set forth in such Note and in the Fiscal Agency Agreement shall have been satisfied.

Dated:
       -----------------------------    ----------------------------------------
                                        (Type or print name of holder)


                                        By:
                                            ------------------------------------
                                        The signature of the holder must
                                        correspond with the name as written upon
                                        the face of such Note in every
                                        particular, without alteration or
                                        enlargement or any change whatsoever.

                                        [INSERT NAME OF TRANSFEROR]


By:
    ---------------------------------
Date:
      -------------------------------

*    Check applicable box.

TO BE COMPLETED BY TRANSFEREE

     The undersigned represents and warrants that (i) it is a "qualified institutional buyer", as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that the undersigned either has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information, (ii) this instrument has been executed on behalf of the undersigned by one of its executive officers and (iii) it is aware that the Holder of such Note is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A. The undersigned acknowledges and agrees that such Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend thereon. The undersigned agrees, on its own behalf and on behalf of any accounts for which it is acting, that it will transfer such Note only in accordance with the transfer restrictions set forth in such legend. The Company, the Fiscal Agent and the Registrar are entitled to rely upon this certification and are irrevocably authorized to produce this certification or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Dated:
       -----------------------------    ----------------------------------------
                                        (Type or print name of holder)


                                        By:
                                            ------------------------------------
                                            Executive Officer

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM--as tenants in common

UNIF GIFT MIN ACT ____________________ Custodian _________________________
                         (Cust)                           (Minor)

                                        Under Uniform Gifts to Minors Act

                                        __________________________________
                                                     (State)

TEN ENT--as tenants by the entireties

JT TEN--as joint tenants with right of survivorship and not as tenants in common

     Additional abbreviations may also be used though not in the above list.